Exhibit 10.1

SUPERNUS PHARMACEUTICALS, INC.

THIRD AMENDED AND RESTATED 2012 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

This Restricted Stock Unit Award Agreement (the “Agreement”) is made and entered into as of __________ __, ____ (the “Grant Date”). This Agreement evidences a restricted stock unit award granted by Supernus Pharmaceuticals, Inc. (the “Company”) to the undersigned (“Participant”) pursuant to and subject to the terms of the Supernus Pharmaceuticals, Inc. Third Amended and Restated 2012 Equity Incentive Plan (the “Plan”), which is incorporated herein by reference. Capitalized terms not explicitly defined in this Agreement shall have the meaning set forth in the Plan.

1.         Grant of Restricted Stock Units. Pursuant to the Plan, the Company hereby issues to Participant, on the Grant Date, an Award consisting of, in the aggregate, [NUMBER] Restricted Stock Units (the “Restricted Stock Units”). Each Restricted Stock Unit represents the right to receive one share of Stock (a “Share”), subject to the terms and conditions set forth in this Agreement and the Plan.

2.         Consideration. The grant of the Restricted Stock Units is made in consideration of the Participant’s services to be rendered by Participant as a member of the Board.

3.         Vesting.

3.1              Unless earlier terminated, relinquished or expired and except as otherwise provided in the Plan, provided that Participant continues membership on the Board, the Restricted Stock Units will vest on the first anniversary of the Grant Date. Once vested, the Restricted Stock Units become "Vested Units."

3.2              The foregoing vesting schedule notwithstanding, if Participant ceases to be a member of the Board for any reason at any time before all of Participant’s Restricted Stock Units have vested, Participant's unvested Restricted Stock Units shall be automatically forfeited upon the termination of Participant’s non-employee director status and neither the Company nor any Affiliate shall have any further obligations to Participant under this Agreement. Notwithstanding the foregoing, if Participant ceases to be a member of the Board by reason of Participant’s death or disability, the Administrator may, in its sole discretion, accelerate the vesting of some or all of the unvested Restricted Stock Units held by Participant.

3.3              If the Company engages in a Covered Transaction, the Administrator may, in its sole discretion, take (or refrain from taking) any of the actions described in Section 7(a) of the Plan with respect to unvested Restricted Stock Units held by Participant. If the Administrator does not cause the unvested Restricted Stock Units to be assumed, substituted, cashed out or accelerated as permitted under Section 7(a) of the Plan in connection with a Covered Transaction, all unvested Restricted Stock Units shall immediately terminate without any payment or consideration by the Company upon the closing of the Covered Transaction.

4.         Restrictions. Subject to any exceptions set forth in this Agreement or the Plan, until such time as the Restricted Stock Units have vested and are settled in accordance with Agreement Section 6, neither the Restricted Stock Units nor the rights relating thereto may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by Participant. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Restricted Stock Units or the rights relating thereto shall be wholly ineffective and, if any such attempt is made, the Restricted Stock Units will be forfeited by Participant and all of Participant’s rights to those units shall immediately terminate without any payment or consideration by the Company.

5.         Rights as Shareholder; Dividend Equivalents.

5.1              Participant shall not have any rights of a shareholder with respect to any Shares underlying the Restricted Stock Units, including, but not limited to, voting rights and the right to receive or accrue dividends or dividend equivalents.

5.2              Upon any Shares being issued pursuant to Agreement Section 6 following any Restricted Stock Units becoming Vested Units, Participant shall be the record owner of the Shares unless and until the Shares are sold or otherwise disposed of, and as record owner shall be entitled to all rights of a shareholder of the Company (including voting and dividend rights).

6.         Settlement of Restricted Stock Units.

6.1              Subject to Agreement Section 9, promptly following the vesting date, and in any event no later than March 15 of the calendar year following the calendar year in which the vesting occurs, the Company shall (a) issue and deliver to Participant the number of Shares equal to the number of Vested Units; and (b) enter Participant’s name on the books of the Company as the shareholder of record with respect to the Shares delivered to Participant.

6.2              To the extent that Participant does not vest in any Restricted Stock Units, all interest in the unvested Restricted Stock Units shall be forfeited. Participant has no right or interest in any Restricted Stock Units that are forfeited.

7.         No Right to Continued Service on the Board. Neither the Plan nor this Agreement shall confer upon the Director any right to be retained as a member of the Board or in any other capacity. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Participant’s membership on the Board at any time.

8.         Adjustments. If any change is made to the outstanding Stock or the capital structure of the Company, the Restricted Stock Units may be adjusted or terminated in any manner as contemplated by Plan Section 7(b).

9.         Tax Liability and Withholding.

9.1              Participant shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation paid to Participant pursuant to the Plan, the amount of any required withholding taxes in respect of the Restricted Stock Units and to take all other action as the Administrator deems necessary to satisfy all obligations for the payment of the withholding taxes. The Administrator may permit Participant to satisfy any federal, state or local tax withholding obligation by any of the following means, or by a combination of the means:

(a)               tendering a cash payment.

(b)               authorizing the Company to withhold Shares from the Shares otherwise issuable or deliverable to Participant as a result of the vesting of the Restricted Stock Units; provided, however, that no Shares of shall be withheld with a value exceeding the maximum amount of tax required to be withheld by law.

(c)               delivering to the Company previously owned and unencumbered shares of Stock.

9.2              Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding ("Tax-Related Items"), the ultimate liability for all Tax-Related Items is and remains Participant's responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting or settlement of the Restricted Stock Units or the subsequent sale of any Shares; and (b) does not commit to structure the Restricted Stock Units to reduce or eliminate Participant's liability for Tax-Related Items.

10.       Compliance with Securities Laws. The issuance and transfer of Shares in connection with the Restricted Stock Units shall be subject to compliance by the Company and Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s Shares may be listed. No Shares shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Company may require, as a condition to issuance of Shares to Participant, that Participant make such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act or any applicable state or foreign securities laws. The Company may require that certificates representing Shares bear an appropriate legend reflecting any restriction on transfer applicable to the Shares, and the Company may hold certificates pending lapse of the applicable restrictions.

11.       Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the [Secretary/[OTHER POSITION]] of the Company at the Company’s principal corporate offices. Any notice required to be delivered to Participant under this Agreement shall be in writing and addressed to Participant at Participant’s address as shown in the records of the Company. Either party may designate another address in writing (or by another method approved by the Company) from time to time.

12.       Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Delaware without regard to conflict of law principles.

13.       Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Participant or the Company to the Administrator for review. The resolution of such a dispute by the Administrator shall be final and binding on Participant and the Company.

14.       Restricted Stock Units Subject to Plan. This Agreement is subject to the Plan as approved by the Company’s shareholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

15.       Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon Participant and Participant’s beneficiaries, executors, administrators and the person(s) to whom the Restricted Stock Units may be transferred by will or the laws of descent or distribution.

16.       Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

17.       Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Restricted Stock Units in this Agreement does not create any contractual right or other right to receive any Restricted Stock Units or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of Participant’s membership on the Board.

18.       Amendment. The Administrator has the right to amend, alter, suspend, discontinue or cancel the Restricted Stock Units, prospectively or retroactively; provided, that no such amendment shall adversely affect Participant’s material rights under this Agreement without Participant’s consent.

19.       Section 409A. This Agreement is intended to be exempt from, or to comply with, Code Section 409A and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Code Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement meet an exception from, or comply with, Code Section 409A and in no event shall the Company, the Administrator, or any employee or agent of the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Participant on account of non-compliance with Code Section 409A.

20.       Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

21.       Acceptance. Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. Participant has read and understands the terms and provisions thereof, and accepts the Restricted Stock Units subject to all of the terms and conditions of the Plan and this Agreement. Participant acknowledges that there may be adverse tax consequences upon the vesting or settlement of the Restricted Stock Units or disposition of the underlying Shares and that Participant has been advised to consult a tax advisor prior to vesting, settlement or disposition.

22.       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SUPERNUS PHARMACEUTICALS, INC.
By:	_______________________________ Name: Title:
[NON-EMPLOYEE DIRECTOR NAME]
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